Exhibit 99.2

Investor Commentary First Quarter 2020 May 6, 2020

Table of Contents COVID-19 Update 2 Vision and Strategic Priorities 3 Strategic Update 4 First Quarter 2020 Financial Highlights 6 Segment Performance 8 Balance Sheet, Liquidity and Cash Flow 10 COVID-19 Business Trends and Market Outlook 12 Summary 13 Appendix Cautionary Statement on Forward-Looking Statements 14 Reconciliation of Non-GAAP Financial Measures 15 1 The commentary that follows is issued in conjunction with the earnings release dated May 6, 2020. Certain statements and information in this document (as well as information included in our accompanying written or oral statements) may contain or constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “1933 Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “1934 Act”). Please see the Cautionary Statement on Forward Looking Statements at the end of this document.

First Quarter 2020 2 As the COVID-19 pandemic continues to evolve, our hearts go out to those who have been impacted. Before updating you on our first quarter results, we would like to share our response to the evolving situation and events. COVID-19 Update First and foremost comes the health and safety of our employees, customers, vendors and communities. We continue to follow the safety precautions and other appropriate measures recommended by the Centers for Disease Control and Prevention. This includes social distancing measures, a required work-from-home policy for office employees, visitor restrictions, staggered production shifts, enhanced sick pay, as well as appropriate hygiene measures, including heightened routine and deep cleaning and face mask protocols. We continue to monitor this changing environment to make adjustments as necessary. We want to extend our gratitude to our employees for their dedication and commitment to safety and serving our customers through these unprecedented times. As an essential service provider to the financial services industry, all of our operations remain open and continue to produce, personalize and fulfill debit, credit, and prepaid cards, which enable people to access fundamental financial services. Several of our products are vital for individuals who are unbanked, underbanked, or are receiving government disbursements. Among these are payroll cards, which enable wages to be deposited directly onto a card on pay day, general purpose reloadable cards and secure payment cards to access state and local government disbursements. We are working with our suppliers to assess potential risks and mitigate those risks through additional inventory investments and multiple supplier sources. At this time, we believe our supply chain and inventory on hand is sufficient for our current and expected demand from our customers. Lastly, we have made COVID-19 support-related contributions to organizations in the communities in which we operate and from which we source recovered ocean-bound plastic, including stay-at- home assistance and support for isolation centers to help combat the spread of the virus.

Vision and Strategic Priorities 3 Deep Customer Focus We strive to be the trusted partner in payments and exceed expectations through high quality, collaboration and innovative products. Market-Leading Quality Products and Customer Service We are committed to continually raising the bar on delivering high quality products and exceptional service while making it easy to do business with CPI. Market-Competitive Business Model We drive efficiency and productivity throughout our business with ongoing process improvements, operational automation, technology and equipment advancement. Continuous Innovation We collaborate with our customers to deliver unique and differentiated products and solutions that elevate their customers’ experience and enhance their brands. Our vision is to be the partner of choice by providing market-leading quality products and customer service with a market-competitive business model.

Strategic Update 4 We had a strong first quarter, delivering 11% year-over-year net sales growth, significantly increasing margins and bottom-line profitability as well as ending the quarter with ample liquidity. During the first quarter, we: • Grew our bottom line by 179% year-over-year, resulting in net income from continuing operations of $2.4 million. • Delivered Adjusted EBITDA1 growth of 55% year-over-year to $12.4 million. • Ended the quarter with nearly $47 million in cash. These strong results reflect the continued execution on our four key strategies: deep customer focus, market-leading quality products and customer service, continuous innovation and a market-competitive business model. We delivered solid growth across the business due to the ongoing dual interface transition in the U.S. With over 10 years of experience in dual interface card manufacturing, we are meeting our customers’ needs as they transition to dual interface and provide their customers with cards that enable a faster and more seamless contactless point-of-sale experience. 1 Adjusted EBITDA is not a measurement of financial performance prepared in accordance with GAAP. See “Non-GAAP Financial Measures” at the end of this document for more information and reconciliations to the most directly comparable GAAP financial measures. Our Secure Card business had strong sales growth year-over-year in the first quarter due to a growing mix of higher average selling price dual interface cards. Dual interface continues to benefit our broader business, as we continue to see growth in demand within our Personalization and Card@Once® businesses. Our dual interface Second WaveTM cards, which feature a core made with recovered ocean-bound plastic, were a significant driver of Secure Card’s first quarter growth. Since introducing this product in September 2019, we have produced and delivered over ten million Second Wave cards. We continue to execute our roadmap for differentiated products by developing cards and packaging made with more sustainable materials. We provide choice, convenience and control to our Secure Card, Personalization, Card@Once and Prepaid customers through these differentiated products and solutions.

Strategic Update (continued)

Our market-leading Card@Once® Software-as-a-Service instant issuance solution ended the quarter with over 11,000 printers in market across approximately 1,600 financial institutions, growing net sales again year-over-year. One key accomplishment during the quarter was our recently signed agreement with FIS™ to integrate Card@Once with FIS PaymentsOne® Card Services to allow CPI to acquire new customers and better serve mutual customers. This enables CPI to offer a more seamless Card@Once instant issuance experience to thousands of FIS™ clients.


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CARDHOLDER NAME
PRECISION

Our innovative product capabilities in personalization, including CPI On-Demand™, continue to support growth through new customer wins and expanded volumes with existing customers. CPI On-Demand and its buy online capabilities, including inline EMV®, support the expanding needs of our customers.

Our market leading Prepaid business continues to see demand driven by our innovation, including new form factors and differentiated secure and more sustainable packaging solutions.

We believe our business model enables us to drive incremental profitability and strengthen our balance sheet as the top-line grows. The first quarter of 2020 was a good example, as an 11% year-over-year increase in net sales drove a 115% year-over-year increase in income from operations.

By focusing on top-line sales growth, process improvement, expense management, and disciplined capital investments to create efficiencies we improved our net income from continuing operations by 179% to $2.4 million in the first quarter of 2020, grew our Adjusted EBITDA[1] by 55% year-over-year to $12.4 million and significantly improved our margins. Looking forward, like most companies, we are taking certain steps to reduce or defer spending to navigate through the uncertainty caused by COVID-19.

We continue to collaborate with our customers to deliver unique, high-quality and innovative products and solutions to elevate their customers' experience and enhance their brands. We believe we are well positioned to capitalize on market opportunities as we execute on our strategic priorities.

[1] Adjusted EBITDA is not a measurement of financial performance prepared in accordance with GAAP. See "Non-GAAP Financial Measures" at the end of this document for more information and reconciliations to the most directly comparable GAAP financial measures.

FIS PaymentsOne is a registered trademark of FIS and its subsidiaries

EMV® is a registered trademark in the U.S. and other countries and an unregistered trademark elsewhere. The EMV trademark is owned by EMVCo, LLC .

cpi card group® 5

$66.9 $74.0 Q1 2019 Q1 2020 NET SALES ($ in millions) We are pleased with our first quarter business performance and financial results. Our top-line growth in the first quarter combined with expanding margins demonstrates solid execution of our strategic plan. First Quarter 2020 Financial Highlights Net Sales up 11% year-over-year to $74 million. This growth was driven by strong demand for our dual-interface EMV® products, including our Second Wave™ payment card. Additionally, increases in card personalization, including sales from CPI On-DemandTM and our Card@Once® instant issuance solution contributed to growth. Gross profit increased 19% to $25.7 million. Gross margins expanded 260 basis points year over year to 34.8%. $21.5 $25.7 32.2% 34.8% Q1 2019 Q1 2020 GROSS PROFIT & MARGIN ($ in millions) 6

$8.0 $12.4 11.9% 16.7% Q1 2019 Q1 2020 $(3.1) $2.4 Q1 2019 Q1 2020 First Quarter 2020 Financial Highlights (continued) Net income from continuing operations was $2.4 million in the first quarter, or $0.22 per share. This compares with a net loss from continuing operations of $3.1 million, or a $0.28 loss per share, in the same quarter one year ago. 7 $3.6 $7.7 5.3% 10.4% Q1 2019 Q1 2020 NET INCOME (LOSS) FROM CONTINUING OPERATIONS ($ in millions) INCOME FROM OPERATIONS & OPERATING MARGIN ADJUSTED EBITDA1 & ADJUSTED EBITDA MARGIN1 For the first quarter, income from operations increased 115% year-over-year to $7.7 million. Operating margin expanded 510 basis points year over year to 10.4% in the first quarter. Top-line strength combined with a more favorable product mix and operating leverage drove these gains. Adjusted EBITDA1 increased 55% in the first quarter to $12.4 million. Adjusted EBITDA Margin1 for the first quarter expanded 480 basis points to 16.7%. ($ in millions) ($ in millions) 1 Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of financial performance prepared in accordance with GAAP. See “Non-GAAP Financial Measures” at the end of this document for more information and reconciliations to the most directly comparable GAAP financial measures.

Debit and Credit Segment Performance 8 Option 7.0 Year-Over-Year First quarter net sales for the Debit and Credit segment increased 22% year-over-year to $59.8 million on higher volumes of dual- interface EMV® card sales, including a significant amount of Second WaveTM cards. Dual interface EMV cards use additional technology to process contactless transactions and generally have a higher selling price than contact-only EMV cards. To a lesser extent, increases in card personalization, including sales from CPI On- DemandTM and our Card@Once® instant issuance solution contributed to growth. First quarter income from operations increased 63% to $12.7 million. Operating margins increased more than 500 basis points to 21% in the first quarter. This increase was due to favorable operating leverage from higher dual interface card manufacturing sales and card personalization sales mix. $48.9 $59.8 15.9% 21.2% Q1 2019 Q1 2020 NET SALES & OPERATING MARGIN ($ in millions)

Prepaid Debit Segment Performance Consistent with our expectations, first quarter net sales for the Prepaid Debit segment declined 13% to $14.5 million due to sales mix along with reduced volumes. Sales mix and volume comparisons were impacted as the first quarter of 2019 benefited from an increase in sales as we provided additional support to customers through changing industry regulatory requirements. Income from operations decreased 23% to $4.1 million in the first quarter and operating margins contracted to 28.3% due to unfavorable cost absorption resulting from lower sales. 9 $16.7 $14.5 31.7% 28.3% Q1 2019 Q1 2020 NET SALES & OPERATING MARGIN ($ in millions)

Balance Sheet, Liquidity and Cash Flow 10 Our cash balance at the end of the first quarter was $46.9 million. This includes $27 million in net proceeds from the new Senior Credit Facility received in the first quarter, which we previously announced on March 6, 2020. $7.9 $46.9 3/31/2019 3/31/2020 CASH BALANCE ($ in millions) Q1 2019 Q1 2020 OPERATING CASH FLOW FROM CONTINUING OPS $ (10.2) $ 3.2 CAPEX (2.1) (0.9) ADJUSTED FREE CASH FLOW $ (12.3) $ 2.3 ADJUSTED FREE CASH FLOW1 First quarter cash provided by operating activities was $3.2 million, due to improved net income and working capital benefits. Capital expenditures during the quarter were $0.9 million, bringing Adjusted Free Cash Flow1 for the quarter to a positive $2.3 million. ($ in millions) 1 Adjusted Free Cash Flow is not a measurement of financial performance prepared in accordance with GAAP. See “Non-GAAP Financial Measures” at the end of this document for more information and reconciliations to the most directly comparable GAAP financial measures.

Balance Sheet, Liquidity and Cash Flow (continued) 11 March 31, 2020 Maturity SENIOR CREDIT FACILITY $ 30.0 May 2022 FIRST LIEN TERM LOAN 312.5 August 2022 TOTAL DEBT $ 342.5 TOTAL LONG-TERM DEBT 8.1% 7.6% Q1 2019 Q1 2020 10.9x 8.0x 7.2x 12/31/2018 12/31/2019 3/31/2020 NET LEVERAGE RATIO1 1 Net Leverage Ratio and Weighted Average Interest Rate are not measurements of financial performance prepared in accordance with GAAP. See “Non-GAAP Financial Measures” at the end of this document for more information. As of March 31, 2020, our Net Leverage Ratio was 7.2x, an improvement from 8.0x at year- end 2019 and 10.9x at year-end 2018. WEIGHTED AVERAGE INTEREST RATE1 • Our Weighted Average Interest Rate decreased 50 basis points to 7.6% in the first quarter of 2020. Capital Structure ($ in millions)

12 COVID-19 Business Trends and Market Outlook Debit and Credit Segment Secure Card Our Secure Card business delivered strong results in the first quarter, driven by continued demand for dual interface and Second WaveTM cards. We continue to experience demand for card manufacturing services as well as a general shift in demand toward dual interface payment cards. Our card manufacturing volumes remained steady during April including increased demand for state and local government disbursement card production. Card@Once® Card@Once®, which enables financial institutions to easily and instantly issue cards to customers during in-person bank transactions, has been a compelling product for small-to-medium-sized bank customers. Card@Once performed well in the first quarter, but has experienced softening in both printer sales and processing and consumables beginning late in the first quarter and continuing through April related to impacts from bank branch closures, limited hours of operation and reduced traffic due to stay-at-home orders. Personalization Our Personalization business delivered solid net sales in the first quarter. Beginning late in the first quarter and continuing through April, our personalization and fulfillment services experienced softness as consumers are staying at home, reducing new issuance and lost and stolen activity volumes. An increase in demand for government disbursement-related work partially offset this softness. Prepaid Segment As expected, our Prepaid net sales were down year-over-year in the first quarter of 2020 due to the strong demand experienced in the first quarter of 2019 as we supported changing regulatory requirements in the industry. During April, our Prepaid business experienced softening related to reduced retail traffic and stay-at-home orders. All of CPI’s operations remain open to provide essential services to our financial services customers. Our operations provide direct and critical support to this industry, including the production, personalization and fulfillment of debit and credit, payroll, government benefit, and health savings account cards, as well as payment cards used by the underbanked or unbanked to pay for daily expenses and bills. These products enable U.S. consumers to access fundamental financial services. Market Outlook The COVID-19 pandemic and its economic impacts have affected our business as described above Given the rapidly evolving nature of this environment, it is challenging to predict the degree or duration of these impacts on the markets in which we operate. Therefore, the Company is withdrawing the market outlook we provided on March 9, 2020. As the economy begins to normalize, we believe our businesses will participate in the recovery.

13 Summary Near term, like most companies, economic contraction related to COVID-19 will impact the demand for our products and services. Long term, we believe we are well-positioned to capture market opportunities. As an essential business to the financial services industry, we aim to scale our solutions, diversify our offerings, and expand our customer base through continued execution of our key strategies. We will leverage and build upon the market-leading and innovative solutions CPI is known for including dual interface secure cards, more sustainable solutions, SaaS-based instant issuance, personalization and prepaid solutions. We continue to provide essential support to our customers through this ever- changing time. Our thanks go out to our employees for their dedication in serving our customers as we remain focused on being our customers’ partner of choice and executing on our key strategies through these challenging times.

Certain statements and information in this document (as well as information included in our accompanying written or oral statements) may contain or constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “1933 Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “1934 Act”). The words “believe,” “estimate,” “project,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “guides,” “provides guidance,” “provides outlook,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us, and other information currently available. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. We are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated. These risks and uncertainties include, but are not limited to: the potential effects of COVID-19 on our business, including our supply- chain, customer demand, operations and ability to comply with certain covenants in our credit facilities; a decline in U.S. and global market and economic conditions and resulting decreases in consumer and business spending; our substantial indebtedness, including inability to make debt service payments or refinance such indebtedness; the restrictive terms of our credit facilities and covenants of future agreements governing indebtedness and the resulting restraints on our ability to pursue our business strategies; our limited ability to raise capital in the future; system security risks, data protection breaches and cyber-attacks; failure to comply with regulations, customer contractual requirements and evolving industry standards regarding consumer privacy and data use and security, including with respect to possible exposure to litigation and/or regulatory penalties under applicable data privacy and other laws for failure to so comply; interruptions in our operations, including our IT systems, or in the operations of the third parties that operate the data centers or computing infrastructure on which we rely; disruptions in production at one or more of our facilities; our inability to adequately protect our trade secrets and intellectual property rights from misappropriation or infringement, claims that our technology is infringing on the intellectual property of others, and risks related to open source software; defects in our software; problems in production quality, materials and process; a disruption or other failure in our supply chain; our failure to retain our existing customers or identify and attract new customers; a loss of market share or a decline in profitability resulting from competition; our inability to recruit, retain and develop qualified personnel, including key personnel; our inability to sell, exit, reconfigure or consolidate businesses or facilities that no longer meet with our strategy; our inability to develop, introduce and commercialize new products; the effect of legal and regulatory proceedings; failure to meet the continued listing standards of the Toronto Stock Exchange or the rules of the OTCQX® Best Market; a continued decrease in the value of our common stock combined with our common stock no longer being traded on a United States national securities exchange, which may prevent investors from investing or achieving a meaningful degree of liquidity; developing technologies that make our existing technology solutions and products obsolete or less relevant or a failure to introduce new products and services in a timely manner; quarterly variation in our operating results; our inability to realize the full value of our long-lived assets; our failure to operate our business in accordance with the PCI Security Standards Council security standards or other industry standards; costs relating to product defects and any related product liability and/or warranty claims; maintenance and further imposition of tariffs and/or trade restrictions on, or slow-downs or interruptions in our ability to obtain, goods imported into the United States; costs and impacts to our financial results relating to the obligatory collection of sales tax and claims for uncollected sales tax in states that impose sales tax collection requirements on out-of-state retailers, and challenges to our income tax positions; our dependence on licensing arrangements; risks associated with international operations; non-compliance with, and changes in, laws in the United States and in foreign jurisdictions in which we operate and sell our products; our ability to comply with a wide variety of environmental, health and safety laws and regulations and the exposure to liability for any failure to comply; risks associated with the controlling stockholders’ ownership of our stock; potential conflicts of interest that may arise due to our board of directors being comprised of directors who are principals of our largest stockholder; and other risks that are described in Part I, Item 1A – Risk Factors of our Form 10-K for the year ended December 31, 2019, Part II, Item 1A – Risk Factors of our Form 10-Q for the quarter ended March 31, 2020, and our other reports filed from time to time with the Securities and Exchange Commission (the “SEC”). We caution and advise readers not to place undue reliance on forward-looking statements, which speak only as of the date hereof. These statements are based on assumptions that may not be realized and involve risks and uncertainties that could cause actual results to differ materially from the expectations and beliefs contained herein. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. Cautionary Statement on Forward-Looking Statements 14 Non-GAAP Financial Measures In addition to financial results reported in accordance with U.S. generally accepted accounting principles (GAAP), we have provided the following non-GAAP financial measures in this commentary, all reported on a continuing operations basis: EBITDA, Adjusted EBITDA, LTM Adjusted EBITDA, Net Leverage Ratio and Free Cash Flow. These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis between fiscal periods. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Our non-GAAP measures may be different from similarly titled measures of other companies. Investors are encouraged to review the reconciliation of these historical non-GAAP measures to their most directly comparable GAAP financial measures included herein. Additional information relating to certain financial measures, including our Non-GAAP financial measures, is available in our most recent earnings release and on our website at http://investor.cpicardgroup.com.

Reconciliations of Non-GAAP Financial Measures 15 Adjusted EBITDA and Adjusted EBITDA Margin Adjusted EBITDA is presented on a continuing operations basis and is defined as EBITDA adjusted for litigation and related charges incurred in connection with certain patent and shareholder litigation; stock-based compensation expense; restructuring and other charges; loss on Revolving Credit Facility termination; foreign currency gain or loss; litigation settlement gain; and other items that are unusual in nature, infrequently occurring or not considered part of our core operations. Adjusted EBITDA is also a defined computation in our First Lien Term Loan and Senior Credit Facility agreements, which generally conforms to the definition above, and impacts certain credit measures and compliance targets including an associated required covenant of at least $25 million adjusted EBITDA for the previous four consecutive fiscal quarters in total as measured for each quarterly period ending on or after March 31, 2020. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses or the cash requirements necessary to service interest or principal payments on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations; or (g) the impact of any discontinued operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net (loss) income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these expenses can represent the reduction of cash that could be used for other purposes. Further, although not included in the calculation of Adjusted EBITDA, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. EBITDA EBITDA represents earnings before interest, taxes, depreciation and amortization, all on a continuing operations basis. EBITDA is presented because it is an important supplemental measure of performance, and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net (loss) income or net (loss) income from continuing operations as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. Reconciliation of net income (loss) from continuing operations to EBITDA and Adjusted EBITDA: Net income (loss) from continuing operations $ 2.4 $ (3.1) Interest expense, net 6.1 6.3 Income tax expense (benefit) (0.9) 0.4 Depreciation and amortization 4.2 4.2 EBITDA $ 11.8 $ 7.9 Adjustments to EBITDA: Litigation and related charges (1) — — Stock-based compensation expense — 0.2 Restructuring and other charges (2) 0.5 — Loss on Revolving Credit Facility termination (3) 0.1 — Foreign currency loss (gain) — (0.1) Subtotal of adjustments to EBITDA 0.6 0.1 Adjusted EBITDA - continuing operations $ 12.4 $ 8.0 Adjusted EBITDA margin (% of net sales) 16.7% 11.9% Adjusted EBITDA growth (% change 2020 vs 2019) 55.1% Net loss from continuing operations (% change 2020 vs 2019) 178.9% Three Months Ended March 31, 2020 2019 (in millions) (1) Represents net legal costs incurred with certain patent and shareholder litigation. Amounts do not appear in the above schedule as they are in the thousands. (2) Represents restructuring severance charges in 2020. (3) The Company terminated the Revolving Credit Facility during the first quarter of 2020 and expensed the remaining unamortized deferred financing costs.

Reconciliations of Non-GAAP Financial Measures

LTM Adjusted EBITDA and Net Leverage Ratio

We define LTM Adjusted EBITDA as Adjusted EBITDA (defined above) for the last twelve months. Management and various investors use the ratio of total debt, plus finance lease obligations, plus unreimbursed letters of credit, less cash to LTM Adjusted EBITDA, or "Net Leverage Ratio," as a measure of our financial strength when making key investment decisions and evaluating us against peers. Net Leverage Ratio is defined in our Senior Credit Facility and First Lien Term Loan.

	Twelve Months Ended		
	March 31, 2020	December 31, 2019	December 31, 2018
Reconciliation of net income from continuing operations to LTM EBITDA and Adjusted EBITDA - continuing operations:	(in millions)		
Net income/(loss) from continuing operations	$ 1.2	$ (4.3)	$ (14.8)
Interest expense, net	24.7	24.9	23.4
Income tax expense	2.3	3.7	(4.3)
Depreciation and amortization	17.0	17.0	18.4
EBITDA	45.1	41.2	22.7
Adjustments to EBITDA:			
Stock-based compensation expense	0.1	0.3	1.0
Litigation and related charges (1)	—	—	1.0
Litigation settlement gain (2)	(6.0)	(6.0)	—
Restructuring and other charges (3)	1.2	0.7	2.1
Loss on Revolving Credit Facility termination (4)	0.1	—	—
Foreign currency loss (5)	1.4	1.3	0.3
Subtotal of adjustments to EBITDA	(3.2)	(3.7)	4.4
LTM Adjusted EBITDA - continuing operations	$ 42.0	37.6	27.1

(1) Represents net legal costs incurred in connection with certain patent and shareholder litigation. Amounts do not appear in the above schedule as they are in the thousands.
(2) During the second quarter of 2019, the Company recognized in operating income a $6.0 million gain related to the cash settlement of litigation. The litigation has been disclosed in the CPI's SEC filings since CPI brought the complaint in 2017, and details of the settlement are disclosed in CPI's 2019 Form 10-K.
(3) Represents executive severance charges in 2020 and 2019. In 2018, this represents employee and lease termination costs in connection with the decision to consolidate three personalization operations in the United States to two facilities, and employee termination costs incurred in the fourth quarter of 2018 in connection with the sale of our Canadian operations..
(4) The Company terminated the Revolving Credit Facility during the first quarter of 2020 and expensed the remaining unamortized deferred financing costs.
(5) Foreign currency loss includes the release of the cumulative translation adjustment from the balance sheet to the statement of operations done in connection with the disposition of CPI's Canadian subsidiary during the second quarter of 2019.

	As of		
	March 31, 2020	December 31, 2019	December 31, 2018
Calculation of Net Leverage Ratio:*	*($ in millions)*	*($ in millions)*	*($ in millions)*
Consolidated Net Debt:			
Term Loan	$ 312.5	$ 312.5	$ 312.5
Senior Credit Facility	30.0	—	—
Unreimbursed letters of credit	—	0.1	0.1
Finance lease obligations	5.7	6.1	1.6
Total Consolidated Net Debt	348.2	318.7	314.1
Less: Cash and cash equivalents	(46.9)	(18.7)	(20.3)
Total Consolidated Secured Indebtedness (a)	$ 301.3	$ 300.0	$ 293.8
LTM Adjusted EBITDA (b)	$ 42.0	$ 37.6	$ 27.1
Net Leverage Ratio (a)/(b)	**7.2**	**8.0**	**10.9**

* Net leverage ratio is defined in our First Lien Term Loan and Senior Credit Facility

cpi card group®

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Reconciliations of Non-GAAP Financial Measures 17 Weighted Average Effective Interest Rate Weighted Average Effective Interest Rate is computed as interest expense for the quarter divided by average debt outstanding during the first quarter, including the $312.5 million First Lien Term Loan and $30 million Senior Credit Facility entered into on March 6, 2020, multiplied by four. Note the impact of borrowings on the Revolving Credit Facility in the first quarter of 2019 were immaterial to this rate computation. Adjusted Free Cash Flow We define Adjusted Free Cash Flow as cash flow from continuing operations less capital expenditures from continuing operations. We use this metric in analyzing our ability to service and repay our debt. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt, nor does it reflect the cash impacts of our discontinued operations. Reconciliation of cash provided by (used in) operating activities - continuing operations (GAAP) to Adjusted Free Cash Flow: Cash provided by (used in) operating activities - continuing operations $ 3.2 $ (10.2) Acquisitions of plant, equipment and leasehold improvements (0.9) (2.1) Adjusted Free Cash Flow - continuing operations $ 2.3 $ (12.3) Three Months Ended March 31, 2020 2019 (in millions) Weighted Average Interest Rate Interest Expense (a) $ 6.1 $ 6.3 Term Loan 312.5 312.5 Senior Credit Facility 30.0 — Total Debt at Quarter End 342.5 312.5 Average Debt Balance during quarter (b) 320.7 312.5 Weighted Average Interest Rate (a/ b * 4) 7.6% 8.1% ($ in millions) ($ in millions) As of March 31, 2020 March 31, 2019